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                                                                     EXHIBIT 8.2

                 [Letterhead Wilson Sonsini Goodrich & Rosati]


                                October 10, 2000



Software.com, Inc.
525 Anacapa Street
Santa Barbara, CA  94101

Ladies and Gentlemen:

          We have acted as counsel to Software.com, Inc., a Delaware corporation ("Software.com"), in connection with the proposed merger (the "Merger") among Software.com, Phone.com, Inc., a Delaware corporation ("Parent"), and Silver Merger Sub Inc., a Delaware corporation and wholly-owned transitory merger subsidiary of Parent ("Merger Sub"), pursuant to an Agreement and Plan of Merger dated as of August 8, 2000, as amended on October 5, 2000 by the Agreement to Amend Agreement and Plan of Merger (the "Merger Agreement"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Parent, which includes the Joint Proxy Statement/Prospectus of Parent and Software.com (the "Joint Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Joint Proxy Statement/Prospectus.

          In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Joint Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement, (ii) the truth and accuracy of the representations and warranties made by Software.com and Parent in the Merger Agreement and (iii) the truth and accuracy of the certificates of representations to be provided to us by Software.com, Parent and Merger Sub.

          Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "The Merger--Certain United States Federal Income Tax Considerations," subject to the limitations and qualifications described therein, sets forth the material current federal income tax considerations generally applicable to the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the United States federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

          No opinion is expressed as to any federal income tax consequences of the Merger except as
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Software.com, Inc.
October 10, 2000
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specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

          This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger, including the Joint Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,


                              /s/ WILSON SONSINI GOODRICH & ROSATI